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                                                                  Exhibit 23.7

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of American Tower Corporation of our report dated November 25, 1998 included in Wauka Communications, Inc.'s financial statements for the period ended October 26, 1998 and to all references of our Firm included in or made a part of this registration statement.

Atlanta, Georgia
January 31, 2000                      /s/ Arthur Andersen LLP